FIFTH SUPPLEMENTAL INDENTURE


                                     between


                                  CONSECO, INC.



                                       and


                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE





                          Dated as of October 14, 1998




                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................2

DEFINITION........................................................................................................2
         SECTION 1.1.  Definition of Terms........................................................................2

ARTICLE II........................................................................................................5

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES....................................................................5
         SECTION 2.1.  Designation and Principal Amount; Purchase Price; Payment of
                  Principal; Global Securities....................................................................5
         SECTION 2.2.  Maturity...................................................................................5
         SECTION 2.3.  Form and Payment...........................................................................6
         SECTION 2.4.  Global Debenture...........................................................................7
         SECTION 2.5.  Interest...................................................................................8
         SECTION 2.6.  Authorized Denominations...................................................................9
         SECTION 2.7.  Redemption.................................................................................9
         SECTION 2.8  Defeasance..................................................................................9
         SECTION 2.9  No Sinking Fund.............................................................................9
         SECTION 2.10 Depository..................................................................................9

ARTICLE III......................................................................................................10

REDEMPTION OF THE DEBENTURES.....................................................................................10
         SECTION 3.1.  Special Event Redemption..................................................................10
         SECTION 3.2.  Optional Redemption.......................................................................10
         SECTION 3.3.  Partial Redemption........................................................................10

ARTICLE IV.......................................................................................................11

EXTENSION OF INTEREST PAYMENT PERIOD.............................................................................11
         SECTION 4.1.  Extension of Interest Payment Period......................................................11
         SECTION 4.2.  Notice of Extension.......................................................................11
         SECTION 4.3.  Limitation of Transactions................................................................12

ARTICLE V........................................................................................................12

EXPENSE  ........................................................................................................12
         SECTION 5.1.  Payment of Expenses.......................................................................12
         SECTION 5.2.  Payment Upon Resignation or Removal.......................................................13




ARTICLE VI.......................................................................................................13

COVENANT TO LIST ON EXCHANGE.....................................................................................13
         SECTION 6.1.  Listing on an Exchange....................................................................13

ARTICLE VII......................................................................................................14

FORM OF DEBENTURE................................................................................................14
         SECTION 7.1.  Form of Debenture.........................................................................14

ARTICLE VIII.....................................................................................................22

ORIGINAL ISSUE OF DEBENTURES.....................................................................................22
         SECTION 8.1.  Original Issue of Debentures..............................................................22
         SECTION 8.2.  Reports by the Trustee....................................................................23

ARTICLE IX.......................................................................................................23

COVENANTS........................................................................................................23
         SECTION 9.1.  Covenants as to Trust.....................................................................23

ARTICLE X........................................................................................................23

DEFAULT  ........................................................................................................23
         SECTION 10.1.  Additional Event of Default..............................................................23
         SECTION 10.2.  Limitations on Waivers and Consents......................................................24
         SECTION 10.3.  Acknowledgment of Rights.................................................................24

ARTICLE XI.......................................................................................................25

MISCELLANEOUS....................................................................................................25
         SECTION 11.1.  Ratification of Indenture................................................................25
         SECTION 11.2.  Trustee Not Responsible for Recitals.....................................................25
         SECTION 11.3.  Governing Law............................................................................25
         SECTION 11.4.  Separability.............................................................................25
         SECTION 11.5.  Counterparts.............................................................................25
         SECTION 11.6.  Effect of Headings.......................................................................25


         FIFTH SUPPLEMENTAL INDENTURE dated as of October 14, 1998 (the "Fifth Supplemental Indenture") between Conseco, Inc., an Indiana corporation (the "Issuer"), and State Street Bank and Trust Company, as trustee (the "Trustee") under the Indenture dated as of November 14, 1996 between the Issuer and State Street Bank and Trust Company as successor trustee to Fleet National Bank, as supplemented by a First Supplemental Indenture dated as of November 14, 1996, a Second Supplemental Indenture dated as of November 22, 1996, a Third Supplemental Indenture dated as of March 26, 1997 and a Fourth Supplemental Indenture dated as of August 24, 1998 (the "Base Indenture" and as supplemented by this Fifth Supplemental Indenture, the "Indenture").

         WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured subordinated debentures, notes or other evidence of indebtedness (the "Securities") to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its 9.00% Subordinated Deferrable Interest Debentures due 2028 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fifth Supplemental Indenture;

         WHEREAS, Conseco Financing Trust VI, a Delaware statutory business trust (the "Trust"), is offering to the public up to $230 million aggregate liquidation amount of its 9.00% Trust Originated Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Issuer of up to $7,200,000 aggregate liquidation amount of its 9.00% Trust Originated Common Securities (the"Common Securities"), in up to $237,200,000 aggregate principal amount of the Debentures;

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this Fifth Supplemental Indenture; and

         WHEREAS, all requirements necessary to make this Fifth Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid obligations of the Issuer have been performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definition of Terms.

Unless the context otherwise requires:

         (a) a term defined in the Indenture (including as set forth in the first paragraph of Section 1.1 of the Indenture) has the same meaning when used in this Fifth Supplemental Indenture unless otherwise defined herein;

         (b) a term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this Fifth Supplemental Indenture unless otherwise specified herein;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) the following terms have the meanings given to them in the Declaration (as defined herein) or in the terms of the Trust Securities (as defined herein) as established in accordance with the Declaration:

                    (i)    Affiliate;

                   (ii)    Business Day;

                  (iii)    Debenture Issuer;

                  (iv)     Delaware Trustee;

                   (v)     Distribution;

                   (vi)    Investment Company Event;

                  (vii)    Preferred Securities;

                 (viii)    Preferred Security Certificate;

                   (ix)    Pricing Agreement;

                    (x)    Pro Rata;

                   (xi)    Property Trustee;

                  (xii)    Regular Trustees;

                 (xiii)    Securities;

                  (xiv)    Securities Guarantees;

                   (xv)    Special Event;

                   (xvi)   Sponsor;

                  (xvii)   Tax Event; and

                  (xviii)  Underwriting Agreement;

         (g) The following terms have the meanings given to them in this Section 1.1(g):

         "Additional Interest" shall have the meaning set forth in Section
         2.5(c).

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

         "Declaration" means the Amended and Restated Declaration of Trust of Conseco Financing Trust VI, a Delaware statutory business trust, dated as of October 14, 1998.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Dissolution Event" means that as a result of an election by the Issuer, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

         "Extended  Interest Payment Period" shall have the meaning set forth in
Section 4.1.

         "Extension Conditions" means the following:

                  (i)   the Issuer is not in bankruptcy or otherwise insolvent;

                  (ii) the Issuer is not in default on any Debentures issued to the Trust or to any trustee of the Trust in connection with the issuance of Trust Securities by the Trust;

                  (iii) the Issuer  has  made  timely payments on the Debentures for the immediately preceding six quarters without deferrals;

                  (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities;

                  (v) the Debentures or the Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Service, LP, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

                  (vi) the final maturity of such Debentures is no later than the forty-ninth anniversary of the issuance of the Preferred Securities.

         "Global  Debenture"  shall  have  the  meaning  set  forth  in  Section
         2.4(a)(i).

         "Interest Deduction Date" shall have the meaning set forth in Section 2.2(b).

         "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

         "Maturity Date" shall have the meaning set forth in Section 2.2(a).

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a)(ii).

         "Optional Redemption Price" shall have the meaning set forth in Section 3.2.

         "Preceding Maturity Date" shall have the meaning set forth in Section 2.2(c).

         "Redemption Price" shall have the meaning set forth in Section 3.1.

         "Scheduled Maturity Date" means December 31, 2028.

         "Trust Securities" shall mean the Securities.

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1. Designation and Principal Amount; Purchase Price; Payment of Principal; Global Securities.

         (a) There is hereby authorized a series of Securities designated the "9.00% Subordinated Deferrable Interest Debentures due 2028," limited in aggregate principal amount to $206,200,000 (not including Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.6 or
10.7 of the Indenture), which amount shall be as set forth in a Company Order for the authentication and delivery of Debentures pursuant to Section 3.3 of the Indenture. Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Declaration of Trust), up to an additional $31,000,000 in aggregate principal amount of the Debentures may be issued, and such series of Securities shall be limited in principal amount to $206,200,000 plus the additional amount so issued, which additional amount shall be set forth in a Company Order for the authentication and delivery of Debentures pursuan to Section 3.3 of the Indenture accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised, but in no event shall the aggregate principal amount of such series of Securities exceed $237,200,000 (not including Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture).

         (b) The Debentures shall be issued for a purchase price equal to 100% of the principal amount of such Debentures.

         (c) The principal of the Debentures shall be due and payable in full on the Maturity Date.

         (d) The Debentures shall initially be issued in fully registered non-book entry certificated form in the aggregate principal amount specified in paragraph (a) above, which may be increased as set forth in such paragraph.

SECTION 2.2.  Maturity.

         (a) The Maturity Date means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest, if any), which date shall be the Scheduled Maturity Date unless the Maturity Date has been changed pursuant to Section 2.2(c) or (d), in which case the Maturity Date shall be the Maturity Date most recently established in accordance with Section 2.2(c) or
(d).


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
         (b) The Interest Deduction Date shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Debentures which is enacted at any time after the issuance of the Debentures, of a debt instrument for which interest is deductible for federal income tax purposes.

         (c) If the Issuer has elected to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust in accordance with Section 8.1(a)(v) of the Declaration, then the Issuer may elect to shorten the Maturity Date to a date not earlier than December 31, 2003, or extend the Maturity Date to a date which is not later than the earlier of (i) December 31, 2047, or (ii) the Interest Deduction Date, and such election shall be made, and such change in the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as, in the case of an extension of the Maturity Date, the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Maturity Date in effect prior to such extension (the "Preceding Maturity Date")) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

         (d) The Issuer may at any time before the date which is 90 days before the Maturity Date, elect to extend the Maturity Date for one or more periods, but in no event to a date later than the earlier of (i) December 31, 2047, or
(ii) the Interest Deduction Date, and such election shall be made, and such extension of the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Preceding Maturity Date) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

         (e) If the Issuer  desires  to change the  Maturity  Date  pursuant  to
Section 2.2(c) or (d), the Issuer shall give notice to Holders of the Debentures, the Property Trustee, the Trust and the Trustee of the new Maturity Date.

SECTION 2.3.  Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. The place where principal of and interest (including the Compounded Interest, if any) on the Debentures will be payable, the Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Debentures and the Indenture may be served shall be the Corporate Trust Office of the Trustee, provided, however, that payment of interest may be made at the option of the Issuer by wire transfer to an account maintained by a Holder (upon appropriate instructions from such Holder) or by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, if any) on such Debentures held by the Property Trustee will be made by wire transfer of immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee. The Debentures will be denominated in Dollars and payment of principal and interest on the Debentures shall be made in Dollars.

SECTION 2.4.  Global Debenture.

         (a) In connection with a distribution of the Debentures to the holders of the Trust Securities pursuant to the Declaration: (i) The Debentures in certificated form to be distributed to the holders of Preferred Securities may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Issuer upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Fifth Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository. (ii) If any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Fifth Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) Unless and until it is exchanged for Debentures in registered certificated form, a Global Debenture may be transferred, in whole but not in part, only by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository selected or approved by the Issuer or a nominee of such successor Depository.

         (c) If at any time the Depository for the Debentures notifies the Issuer that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository for the Debentures shall no longer be registered or in good standing as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at a time at which the Depository is required to be so registered to act as Depository for the Debentures, and a successor Depository for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and, subject to Article 3 of the Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Issuer, in its sole discretion, may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Issuer will execute, and subject to Article 3 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such registered certificated Debentures in definitive form in exchange for the Global Debenture to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.  Interest.

         (a) The Debentures will bear interest at the fixed rate of 9.00% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 1998. Interest on the Debentures (except defaulted interest) shall be paid to the Persons in whose name the Debentures are registered, at the close of business on the regular Record Date for such interest installment (including Debentures that are cancelled after the Record Date and before the Interest Payment Date), which, with respect to any Debentures of which the Property Trustee is the Holder or with respect to a Global

Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if, pursuant to the Indenture and this Fifth Supplemental Indenture the Debentures are not represented by a Global Debenture, the Issuer may select a regular Record Date for such interest installment which shall conform to the rules of any securities exchange, interdealer quotation system or other organization on which the Debentures are listed and which shall be at least one Business Day but less than 60 Business Days before the applicable Interest Payment Date. Notwithstanding the foregoing, any interest that is payable at maturity shall be payable to the Person to whom principal payable at maturity shall be payable.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding any provision of the Indenture to the contrary, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessment or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.  Authorized Denominations.

         The Debentures shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

SECTION 2.7.  Redemption.

         The Debentures are not subject to conversion at the option of the Holder. The Debentures are not subject to redemption at the option of the Holder and are subject to redemption at the option of the Issuer or otherwise as provided in Article III hereof.

SECTION 2.8  Defeasance.

         The Debentures shall not be subject to the provisions of Article 4 of the Indenture concerning the satisfaction and discharge of the Issuer's indebtedness and obligations under the Indenture and the termination of certain covenants of the Issuer under the Indenture.

SECTION 2.9  No Sinking Fund.

         The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.10 Depository.

         The Depository Trust Company (or its nominee) shall act as the initial Depository for any Global Debenture which may be issued pursuant to this Fifth Supplemental Indenture.

                                   ARTICLE III

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.  Special Event Redemption.

         If a Special Event has occurred and is continuing then, notwithstanding
Section 3.2 but subject to the provisions of Article 10 of the Indenture, the Issuer shall have the right, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Debentures, to redeem the Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Compounded Interest, if any) to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price at least one hour prior to the time such Redemption Price is to be paid.

SECTION 3.2.  Optional Redemption.

         Subject to the provisions of Section 3.3 and Article 10 of the Indenture, the Issuer shall have the right to redeem the Debentures, in whole or in part, at any time or from time to time, on or after December 31, 2003, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, (including Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Optional Redemption Price. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price at least one hour prior to the time such Optional Redemption Price is to be paid.

SECTION 3.3.  Partial Redemption.

         (a) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange, interdealer quotation system or other organization on which the Preferred Securities are then listed, the Issuer shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

         (b) The Issuer may not redeem fewer than all of the Outstanding Debentures unless all accrued and unpaid interest on the Debentures has been paid as of the Interest Payment Date next preceding the Redemption Date.

         (c) If the Debentures are only partially redeemed pursuant to Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the principal amount of such Debentures credited to each of its participant accounts to be redeemed.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period.

         The Issuer shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of the Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Debentures, including any Compounded Interest (all such interest the "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Subordinated Debentures are registered in the Register as of the Record Date relating to the Interest Payment Date that corresponds to the end of such Extended Interest Payment Period. Before the termination of any Extended
Interest Payment Period, the Issuer may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the Deferred Interest accrued during an Extended Interest Payment Period.

SECTION 4.2.  Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give written notice to the Trustee, the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees, on behalf of the Trust, are required to give notice of the record date, or the date such Distributions are payable, to holders of the Preferred Securities (or any national securities exchange or self-regulatory organization on which the Preferred Securities are listed).

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give the Trustee, the Property

Trustee and the Holders of the Debentures written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.  Limitation of Transactions.

         If the Issuer shall exercise its right to defer payment of interest as provided in Section 4.1, during any Extended Interest Payment Period (a) the Issuer shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Issuer shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Issuer that rank pari passu with or junior to the Debentures and (c) the Issuer shall not make guarantee payments with respect to the foregoing (other than pursuant to the Securities Guarantees); provided, however, that notwithstanding the restriction in clause (a) above, the Issuer may (i) declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid and (ii) purchase or acquire shares of its common stock in connection with the satisfaction by the Issuer of its obligations under any employee benefit plans.

                                    ARTICLE V

                                    EXPENSES

SECTION 5.1.  Payment of Expenses.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust and during the existence of the Trust, the Issuer, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.9 of the Indenture;

         (b) pay other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement), the retention of the Regular Trustees, reimbursement of the Regular Trustees as provided in the Declaration, the fees and expenses of the Property Trustee and the Delaware Trustee, the trustee under the Preferred Securities Guarantee and the Common Securities Guarantee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets, and the fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities) and all other amounts payable by the Issuer pursuant to the Declaration;

         (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges.

SECTION 5.2.  Payment Upon Resignation or Removal.

         Upon termination of this Fifth Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Indenture, the Issuer shall pay to the Trustee all amounts due to the Trustee accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts due to such trustee accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1.  Listing on an Exchange.

         If the Debentures are to be distributed to the holders of the Preferred Securities as described in Section 2.4(a), the Issuer will, if the Debentures are not already so listed, use its best efforts to list such Subordinated Debentures on the New York Stock Exchange, Inc. or on such other exchange or other organization as the Preferred Securities are then listed.

                                   ARTICLE VII

                                FORM OF DEBENTURE

SECTION 7.1.  Form of Debenture.

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         (IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This
Debenture is in Global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. Unless and until it is exchanged in whole or in part for securities in certificated form in the limited circumstances described in the indenture, this security may not be transferred except as a whole by the depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.)

                                  CONSECO, INC.

                9.00% SUBORDINATED DEFERRABLE INTEREST DEBENTURE

No. ____                    DUE DECEMBER 31, 2028                     REGISTERED
                                                                         $______

         Conseco, Inc., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to______ , or registered assigns, the principal sum of______ Dollars on December 31, 2028 (or on such date that is no earlier than December 31, 2003 or such date that is no later than the earlier of: (i) December 31, 2047, or (ii) the Interest Deduction Date, if the Company elects to shorten or extend the Maturity Date as further described herein), and to pay interest on said principal sum from the date of issuance, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1998, at the rate of 9.00% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [If the Preferred Securities are no longer represented by a global certificate or if the Debentures are not represented by a global debenture which shall be the close of business on the Business Day next preceding such Interest payment.] Notwithstanding the foregoing, any interest that is payable on the Maturity Date shall be payable to the Person to whom principal payable at the Maturity Date shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed in accordance with the provisions of Section 3.7(b) of the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee or Paying Agent.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: _________________, 1998.

                                  CONSECO, INC.


                                  By: _________________________________


                                  By: _________________________________
SEAL

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION


         This is one of the Debentures referred to in the within-mentioned Indenture.



                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Trustee


                                            By: ______________________________
                                                     Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)


         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures") specified in and all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 14, 1996, duly executed and delivered between the Company and State Street Bank and Trust Company, as successor trustee to Fleet National Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of November 14, 1996, the Second Supplemental Indenture dated as of November 22, 1996, the Third Supplemental Indenture dated as of March 26, 1997, the Fourth Supplemental Indenture dated as of August 24, 1998 (as so supplemented, the "Base Indenture"), as supplemented by the Fifth Supplemental Indenture dated as of October 14, 1998 between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and to all of which provisions the Holder of this Debenture by acceptance hereof, assents and agrees. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Indenture.

         Except as provided in the next paragraph with respect to the occurrence of a Special Event, the Debentures may not be redeemed by the Company prior to December 31, 2003. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after December 31, 2003 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice at the Optional Redemption Price.

         If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole (but not in part) for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

         "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

         If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Debentures in whole.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series (for the unredeemed portion hereof) will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indentures shall (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest (other than as contemplated herein), or reduce the amount or principal or interest thereon or any premium payable upon redemption or repayment thereof, or change the Place of Payment or currency in which principal or any interest is payable, or impair the right to institute suit for the enforcement of any payment of the principal and any premium and interest without the consent of the Holder of each Debenture so affected; (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby; (iii) change any obligation of the Company to maintain an office or agency in the Place of Payment; or (iv) modify any of the above provisions. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal or interest on the Debentures or a default in respect of a covenant or provision of the Indenture or the Debentures of such series which cannot be modified or amended without the consent of each Holder of Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debentures issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters not to extend beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises the right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Securities Guarantees); provided, however, that restriction (a) above does not apply to (i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid and (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligation under any employee benefit plans. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.




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



         At any time the Company will have the right to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Company elects to dissolve the Trust and thereby causes the Debentures to be distributed to the holders of the Trust Securities, the Company shall have the right to (a) shorten the Maturity Date to any date that is not earlier than December 31, 2003 and (b) to extend the Maturity Date to a date no later than the earlier of (i) December 31, 2047, or
(ii) the Interest Deduction Date, provided the conditions in clauses (i) through
(vi) below are met on the date the Company exercises such right and on the Maturity Date in effect prior to such proposed extension (the "Preceding Maturity Date"). In addition, the Company shall have the right, which must be exercised at least 90 days prior to the Maturity Date then in effect, to extend the Maturity Date for one or more periods, but in no event to a date later than the earlier of (i) December 31, 2047, or (ii) the Interest Deduction Date, provided that the Company must satisfy the following conditions on the date it exercises such right and on the Preceding Maturity Date: (i) the Company is not in bankruptcy or otherwise insolvent, (ii) the Company is not in default on any Debentures issued to the Trust or any trustee of the Trust in connection with the issuance of Trust Securities by the Trust, (iii) the Company has made timely payments on the Debentures for the immediately preceding six quarters without deferrals, (iv) the Trust is not in arrears on payment of distributions on the Trust Securities, (v) the Debentures or the Preferred Securities are rated investment grade by a nationally recognized statistical rating organization, and
(vi) the final maturity of the Debentures is no later than December 31, 2047. In the event the conditions specified in clauses (i) through (vi) above are not satisfied on the date of exercise of the right to extend the Maturity Date and on the Preceding Maturity Date, then the Maturity Date of the Debentures shall be the Preceding Maturity Date. In no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.




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





         No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present of future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof, provided that this Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company and the Holder agree (i) that for United States federal, state and local tax purposes it is intended that the Debenture constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or the Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of the Debenture the Company or the Holder, as the case may be, is prohibited from filing on such basis).

                                  ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1.  Original Issue of Debentures.

         Debentures in the aggregate principal amount of $206,200,000 may, upon or after execution of this Fifth Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Issuer, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without any further action by the Issuer. Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Delcaration of Trust), up to $31,000,000 in aggregate principal amount of the Debentures may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Issuer, signed by any of the aforementioned officers, without any further action by the Issuer other than delivery of evidence of exercise.

SECTION 8.2.  Reports by the Trustee.

         Up until and including the Maturity Date, the Trustee shall, in respect of each applicable date, make such reports within such time periods as are required to be made by the Trustee under the Trust Indenture Act and the Indenture.


                                   ARTICLE IX

                                    COVENANTS

SECTION 9.1.  Covenants as to Trust.

         In the event Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, for so long as the Trust Securities remain outstanding, the Issuer will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Issuer under the Indenture may succeed to the Issuer's ownership of the Common Securities, (ii) not voluntarily dissolve, wind up or terminate the Trust, except in connection with the distribution of Debentures upon a Dissolution Event or otherwise, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures as provided in the Declaration, the redemption of the Trust Securities or in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures. This covenant is intended solely for the benefit of the Holders of the Debentures issued pursuant to this Fifth Supplemental Indenture and shall not be applicable to the Securities of any other series issued pursuant to the Indenture.

                                    ARTICLE X

                                     DEFAULT

SECTION 10.1.  Additional Event of Default.

         There is hereby established as an additional Event of Default (as contemplated by Section 5.1(7) of the Indenture) the following:

                  In the event the Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of Trust Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all or part of the outstanding Trust

         Securities of the Trust or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration of the Trust.

         The foregoing Event of Default is intended solely for the benefit of the Holders of the Debentures issued pursuant to this Fifth Supplemental Indenture and shall not be applicable to any other series of Securities heretofore or hereafter issued pursuant to the Indenture.

SECTION 10.2.  Limitations on Waivers and Consents.

         (a) Notwithstanding anything to the contrary contained in Section 5.7 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a waiver of a past default or any modification to a waiver of a past default shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification.

         (b) Except for any supplemental indenture provided under Section 8.1 of the Indenture and notwithstanding anything to the contrary contained in Section
3.8 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.


SECTION 10.3.  Acknowledgment of Rights.

         The Issuer acknowledges that, with respect to any Debentures held either by the Trust or by the Property Trustee, if the Property Trustee fails to enforce its rights under the Indenture, this Fifth Supplemental Indenture or the Debentures as the Holder of the Debentures held as the assets of the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Issuer to enforce the Property Trustee's rights under the Indenture, this Fifth Supplemental Indenture or the Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the applicable redemption date), the Issuer acknowledges that a record holder of Preferred Securities may institute a proceeding directly against the Issuer for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due date specified in the Debentures, and the amount of payment will be based on the holder's pro rata share of the amount due and owing on all the Preferred Securities.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.  Ratification of Indenture.

         The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 11.2.  Trustee Not Responsible for Recitals.

         The recitals contained herein and in the Debentures, except for the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and not of the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Debentures.

SECTION 11.3.  Governing Law.

         This Fifth Supplemental Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

SECTION 11.4.  Separability.

         In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or of the Debentures, but this Fifth Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 11.5.  Counterparts.

         This Fifth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.6.  Effect of Headings.

         The Article and Section headings herein and the Table of Contents hereto are for convenience only and shall not affect the construction hereof.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Fifth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                  CONSECO, INC.


                                  By:/s/ Rollin M. Dick
                                     -------------------------------------------
                                     Name: Rollin M. Dick
                                     Title: Executive Vice President and Chief
                                     Financial Officer


                                  STATE STREET BANK AND
                                  TRUST COMPANY, as Trustee


                                  By:/s/ Mark A. Forgetta
                                     -------------------------------------------
                                  Name: Mark A. Forgetta
                                  Title: Vice President


























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